UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
March 29, 2011
Date of Report (Date of earliest event reported)
THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Oregon (State or other jurisdiction of incorporation)	1-13146 (Commission File Number)	93-0816972 (I.R.S. Employer Identification No.)
One Centerpoint Drive, Suite 200
Lake Oswego, OR 97035
(Address of principal executive offices, including zip code)
(508) 684-7000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders
     On March 29, 2011, The Greenbrier Companies, Inc. (the “Company”) and Computershare Trust Company, N.A. (formerly EquiServe Trust Company, N.A.) entered into Amendment No. 4 (the “Fourth Amendment”) to the Stockholder Rights Agreement, made and entered into as of July 13, 2004, by and between the Company and EquiServe Trust Company, N.A, as amended (the “Rights Agreement”). The Fourth Amendment, which was approved by the Company’s Board of Directors on March 28, 2011, clarifies that no initial purchaser shall be deemed a “Beneficial Owner” (within the meaning of the Rights Agreement) of any common stock of the Company or any securities convertible into common stock of the Company by reason of acting as an initial purchaser in a private offering contemplating resales under Rule 144A under the Securities Act of 1933, as amended. The foregoing description of the Fourth Amendment is qualified by the full text of the Fourth Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

4.1	Amendment No. 4, dated as of March 29, 2011, to the Stockholder Rights Agreement, made and entered into as of July 13, 2004, by and between The Greenbrier Companies, Inc. and Computershare Trust Co., N.A. (formerly EquiServe Trust Company, N.A.)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: March 30, 2011	By:	/s/ Martin R. Baker
Martin R. Baker
Senior Vice President, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

4.1	Amendment No. 4, dated as of March 29, 2011, to the Stockholder Rights Agreement, made and entered into as of July 13, 2004, by and between The Greenbrier Companies, Inc. and Computershare Trust Co., N.A. (formerly EquiServe Trust Company, N.A.)